January __, 1999



Atlantic Preferred Capital Corporation
101 Summer Street
Boston, MA 02110

         Re:     Exchange of Series A Preferred Shares

Ladies and Gentlemen:

         Reference is made to the Restated Articles of Organization (the "APCC Restated Articles") of Atlantic Preferred Capital Corporation, a Massachusetts corporation ("APCC"), and the Certificate of Vote of Directors Establishing a series or class of stock (the "Atlantic Bank Certificate of Vote") of Atlantic Bank and Trust Company (the "Bank"), establishing the Non-cumulative Preferred Stock, Series C (the "Bank Preferred Shares") of the Bank. APCC proposes to issue and sell, pursuant to an underwritten public offering, up to 1,380,000 shares of Series A Preferred Stock. The Bank hereby acknowledges that it will receive substantial benefits from the issue and sale of the Series A Preferred Stock in the underwritten public offering. Accordingly, as a material inducement to APCC to issue and sell the Series A Preferred Stock in the underwritten public offering and in consideration of the benefits to be received by the Bank in connection therewith, the Bank hereby unconditionally agrees to issue one share of Bank Preferred Stock for each outstanding share of Series A Preferred Stock of APCC upon an Automatic Exchange (as defined in the APCC Restated Articles), in accordance with and subject to the terms of Section 4.3.4 of the APCC Restated Articles and Section 1 of the Atlantic Bank Certificate of Vote. This letter agreement shall be governed by the laws of The Commonwealth of Massachusetts. This letter agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall represent the same document.

                                                 Very truly yours,

                                                 ATLANTIC BANK AND TRUST COMPANY


                                                 By:
                                                     ---------------------------
                                                     Nicholas Lazares, Chairman

ACCEPTED AND AGREED TO:

ATLANTIC PREFERRED CAPITAL CORPORATION


By:
     -------------------------
     Richard Wayne, President